Exhibit 5.1

WILLIAM A. SANKBEIL

ROBERT R. NIX II

MONTE D. JAHNKE

ROBERT A. MARSAC

PATRICK MCLAIN

CURTIS J. DEROO

MICHAEL D. GIBSON

DANIEL G. BEYER

JAMES R. CASE

GEORGE J. CHRISTOPOULOS

STEPHEN D. MCGRAW

KURT R. VILDERS

JAMES R. CAMBRIDGE

THOMAS R. WILLIAMS

EDWARD C. CUTLIP, JR.

MARK M. CUNNINGHAM

MARK J. STASA

JOANNE GEHA SWANSON

ROBERT E. FORREST

ROBERT J. PINEAU

JEFFREY A. BRANTLEY

PATRICK J. HADDAD

RICHARD C. BUSLEPP

ERIC I. LARK

LISA A. ROBINSON

JAMES E. DELINE

DANIEL J. SCHULTE

MICHAEL D. CARROLL

KERR, RUSSELL AND WEBER, PLC

ATTORNEYS AND COUNSELORS

ESTABLISHED 1874

DETROIT CENTER

SUITE 2500

500 WOODWARD AVENUE

DETROIT, MICHIGAN 48226-3427

TELEPHONE (313) 961-0200

FACSIMILE (313) 961-0388

HTTP://WWW.KRWLAW.COM

FRED K. HERRMANN

MICHAEL A. SNEYD

JOHN D. GATTI

KEVIN T. BLOCK

LARRY L. JUSTICE, JR.

THOMAS F. MILLER

RICARDO J. LARA, JR.

JEAN H. KIM

MICHAEL R. KENNEDY

LUANNE LAEMMERMAN

BRIAN L. NEMES

CHARLES G. CALIO

KEVIN L.LARIN

JASON C. YERT

LAUREN B. JEFFRIES

TIMOTHY P. BLISS

DANIEL T. RICHARDS

DANIEL P. MICHAEL

DAVID R. JANIS

DAVID J. DEN DOOVEN

OF COUNSEL

RICHARD D. WEBER

A. STEWART KERR (1915-1990)

ROBERT G. RUSSELL (1928-1997)

ROY H. CHRISTIANSEN (1932-2000)

TROY OFFICE 201 W. BIG BEAVER RD., SUITE 260 TROY, MICHIGAN 48084 (248) 740-9820

July 19, 2007

Board of Directors

Quantum Fuel Systems

Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Re:	Quantum Fuel Systems Technologies Worldwide, Inc. Registration Statement on Form S-3 Regarding the Registration of 13,950,000 Shares of Common Stock.

Ladies and Gentlemen:

We have acted as counsel to Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement under Registration No. 333-                     (“Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”). The purpose of the Registration Statement is to register with the Commission under the Act 13,950,000 shares of the Company’s common stock, $0.001 par value per share (the “Shares”) owned by the selling security holders (the “Shareholders”) named in the Registration Statement. The Shares to be registered were issued in the following transactions: (a) 12,500,000 Shares in a private placement on June 22, 2007 (the “Private Placement”) and (b) 1,450,000 Shares in connection with the Company’s acquisition of Regency Conversions, Inc.

In connection with the Registration Statement, we have examined the following documents:

A. A draft copy of the Registration Statement, dated July 19, 2007, represented as filed with the Commission on July 19, 2007, excluding Exhibits 23.2, 23.3 and 24.1.

KERR, RUSSELL AND WEBER, PLC

Board of Directors

July 19, 2007

B. Copies of the Certificate of Incorporation, as filed with the Secretary of State of Delaware (the “Secretary of State”) on October 13, 2000, as amended by that certain Certificate of Correction, as filed with the Secretary of State on October 19, 2000, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on June 1, 2001, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on August 16, 2001, as further amended by that certain Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on July 23, 2002, as further amended by that certain Amended and Restated Certificate of Incorporation, dated and filed with the Secretary of State on March 3, 2005 (collectively, the “Articles”), certified as being a true, correct and complete copy by an officer of the Company.

C. Copy of the Amended and Restated Bylaws of the Company dated July 23, 2002 (the “Bylaws”), certified as being a true, correct and complete copy by an officer of the Company,

D. Copies of resolutions of the Company’s board of directors relating to the Shares, certified as being a true, correct and complete copy by an officer of the Company.

The documents listed in items A and D above are referred to in this letter as the “Transaction Documents.”

In rendering the opinions set forth below, we have made the following assumptions and qualifications:

a. In conducting our examination, we have assumed, without investigation, (i) the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and the accuracy and completeness of all records made available to us by the Company, (ii) the accuracy of the statements as to factual matters made by the Company and public officials, (iii) each natural person executing any such instrument, document or agreement is legally competent to do so, (iv) all corporate records made available to us by the Company are accurate and complete, and (v) the Transaction Documents have not been amended and are true, correct and complete.

b. The opinions herein are rendered as of the date hereof and we assume no obligation to supplement or update this letter if, after the date hereof, any applicable laws change or any matters occur or come to our attention that might change the opinions expressed herein.

KERR, RUSSELL AND WEBER, PLC

Board of Directors

July 19, 2007

c. We express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date hereof.

d. To the extent that the opinions herein relate to the binding effect or enforceability of any agreement or instrument referred to herein (i) the opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other laws affecting creditors’ rights and remedies generally; and (ii) the enforceability of certain provisions of any such agreement or instrument may be subject to the application of principles of equity, whether in a proceeding at law or in equity.

Subject to the foregoing assumptions and qualifications, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

This letter may be relied upon only by you and only in connection with the Registration Statement. We hereby consent to the reference to our firm under caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Except as set forth herein, neither this letter nor any opinion expressed herein is to be filed with any government agency, quoted or referred to in any public or other document, circulated, delivered or disclosed to, or relied upon or otherwise used by, any other person or entity, or for any other purpose without our prior express written consent. Our opinions are limited to the matters expressly set forth in this letter, and no opinion may be inferred or implied beyond those matters.

Respectfully,

KERR, RUSSELL AND WEBER, PLC

/s/ Michael D. Gibson
Michael D. Gibson